UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2011

SANSWIRE CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-235332	88-0292161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

State Road 405, Building M6-306A, Room 1400, Kennedy Space Center, FL 32815
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (321) 452-3545

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    OTHER EVENTS

Sanswire Corp. (the “Company”) announced today that it has been invited by the U.S. Department of Defense (“DoD”) to conduct flight testing and demonstrations of its Argus One UAV at the U.S. Army proving ground facility in Yuma, Arizona.  The Company expects to carry out such flight testing operations and demonstrations during a two week period in May/June 2011 and plans on conducting a series of tests ranging from ground based tactical launch scenarios to both tethered and free flight operations.  The Company has been working with the DoD to finalize a flight safety plan relating to such test operations and will set the actual dates of the testing and demonstrations once such safety plan has been approved.

Sanswire is working with its technical partner, Eastcor Engineering, on the continued development and testing of the Argus One UAV and Eastcor will oversee and carry out the flight testing and demonstrations in Yuma.  The Company will transport the Argus One out to Yuma where the airship and its systems will be readied for flight tests at the Army’s facilities and ranges which cover more than 1,300 square miles of terrain and 2,000 square miles of restricted airspace.  For these tests, the Argus One will be operated from a ground station and will be outfitted with a prototype intelligence, surveillance and reconnaissance (“ISR”) package provided by a leading defense contractor working with Sanswire and Eastcor on the project.  Additionally, the Company plans to fly the Argus One with a tracking and monitoring system provided by Global Telesat Corp (“GTC”).  The ISR and tracking systems will be integrated into Argus One’s pod bay located at the front of the airship, which can be attached or removed easily for rapid tactical launch scenarios and ease of mobilization.

A copy of the Press Release issued by the Company on April 14, 2011 is filed herewith as Exhibit 99.1.

The foregoing information is a summary of each of the documents and agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those documents and agreements, each of which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review those documents and agreements for a complete understanding of the terms and conditions associated with this transaction.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

99.1	Press Release issued April 14, 2011 of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sanswire Corp.
(Registrant)

Date: April 14, 2011	/s/	Glenn D. Estrella By: Glenn D. Estrella Title: President and Chief Executive Officer